SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 19, 2019

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on December 11, 2019 and December 12, 2019, Ionis Pharmaceuticals, Inc. (the “Company”) announced that it entered into separate privately negotiated exchange and/or subscription agreements with certain new investors and certain of the holders of its 1.00% Convertible Senior Notes due 2021 (the “2021 Notes”) to exchange $375.6 million in aggregate principal amount of the Company’s 2021 Notes (the “Exchange Transactions”) for $439.4 million in aggregate principal amount of the Company’s 0.125% Convertible Senior Notes due 2024 (the “Notes”), and to issue and sell an additional $109.5 million in aggregate principal amount of the Notes (the “Subscription Transactions” and, together with the Exchange Transactions, the “Transactions”).

On December 19, 2019 and December 20, 2019, the Company issued a total of $548.8 million aggregate principal amount of Notes in the Transactions. The Notes are general unsecured obligations of the Company and bear interest at a fixed rate of 0.125% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2020. The Notes are convertible under certain circumstances and may be settled as described below. The conversion rate is initially 12.0075 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $83.28 per share of the Company’s common stock). The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances. The Company may not redeem the Notes prior to maturity, and no sinking fund is provided for the Notes. The Notes will mature on December 15, 2024, unless earlier converted or purchased.

The Company did not receive any cash proceeds from the Exchange Transactions. In exchange for issuing the Notes pursuant to the Exchange Transactions, the Company received and cancelled the exchanged 2021 Notes.  The Company estimates the net proceeds from the Subscription Transactions were approximately $99.2 million after deducting estimated offering expenses for the Transactions.  The Company used a portion of the net cash proceeds from the Subscription Transactions to pay the costs of the previously disclosed convertible note hedge transactions and intends to use the remaining net cash proceeds for general corporate purposes.

Indenture

The Company issued the Notes pursuant to an indenture, dated as of December 19, 2019 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding August 1, 2024 only under the following circumstances: (1) during any calendar quarter commencing after March 31, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after August 1, 2024 until the close of business on the second scheduled trading day preceding the maturity date, holders of the Notes may convert their Notes at their option at the conversion rate then in effect at any time irrespective of the foregoing conditions. The Company will settle conversions of Notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock, at its election, as described in the Indenture.

The Company may not redeem the Notes prior to maturity and no ‘‘sinking fund’’ is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to purchase for cash all or part of their Notes in principal amounts of $1,000 or a multiple thereof, at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s general unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with any of the Company’s liabilities that are not so subordinated (including the 2021 Notes); effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things:

•	failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days;

•	failure to pay the principal on the Notes when due;

•
failure to comply with the Company’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three (3) business days;

•	failure to provide timely notice of a fundamental change or a specified corporate transaction;

•	failure by the Company to comply with its obligations under the Notes or the Indenture for a period of 60 days after notice if given in accordance with the Indenture;

•
certain defaults under loan agreements or other instruments (other than the Indenture) evidencing indebtedness for borrowed money of the Company or any significant subsidiary of the Company in excess of $100 million; and

•	certain events of bankruptcy or insolvency involving the Company or any significant subsidiary of the Company.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of December 19, 2019, by and between Ionis Pharmaceuticals, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 0.125% Convertible Senior Note due 2024 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*****

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the expected closing and the terms of the Transactions. Such statements are subject to certain risks and uncertainties, including, without limitation, risks related to the fact that the Company’s management will have broad discretion in the use of the net proceeds from the Transactions. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning the Company are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its most recent Quarterly Report on Form 10-Q, which are on file with the SEC. Copies of these and other documents are available from the Company.

Ionis Pharmaceuticals™ is a trademark of Ionis Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: December 20, 2019	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Senior Vice President, Legal, General Counsel and Chief Compliance Officer